Exhibit 99.2

Turn Therapeutics CEO, Bradley Burnam, Speaks with Former Director of the Centers for Disease Control and Prevention Dr. Robert Redfield, M.D.

Conversation Centered Around Healthcare Communications and Pandemic Preparedness

Los Angeles, CA — November 11, 2025 — Turn Therapeutics Inc. (Nasdaq: TTRX), a clinical-stage biotechnology company developing dermatologic, advanced wound, and infectious disease therapies, today announced that Chief Executive Officer, Brad Burnam, spoke with Dr. Robert Redfield, M.D., former Director of the Centers for Disease Control and Prevention (CDC) about healthcare communication and ways to restore public trust in science. The interview, titled “Redfield’s Warning: Former CDC Director on COVID’s Biggest Casualty-Trust in Science,” can be accessed on all major podcast platforms, via YouTube here, or on the Turn Therapeutics IR Website here.

“It was a pleasure speaking with Dr. Redfield about re-improving public trust in health authorities,” said Bradley Burnam, Founder and Chief Executive Officer of Turn Therapeutics. “There is an obligation that companies and public health authorities have to report fact-base science to the American people. Dr. Redfield is a champion of that sentiment. I look forward to continuing the conversation not only with Dr. Redfield but with other, similar, government officials so that both biotech executives and other public facing health figures can further restore public trust in science.”

Dr. Robert Redfield, M.D., is a virologist who served as the director for the CDC from 2018 to 2021. During his tenure, Dr. Redfield was a strong advocate for science-based and data-driven decision-making. Earlier in his career, Dr. Redfield made several important early contributions to the scientific understanding of HIV including the development of the Walter Reed staging system for HIV infection and the demonstration of active HIV replication in all stages of HIV infection.

About Turn Therapeutics

Turn Therapeutics is a biotechnology company developing and commercializing products for dermatology, wound care, and infectious disease. The Company has received three FDA clearances for its proprietary wound and dermatology formulations and is advancing late-stage clinical programs in eczema and onychomycosis. In addition, Turn is pursuing global health initiatives in thermostable vaccine delivery designed to serve underserved areas worldwide, reflecting its commitment to public health innovation.

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the timing and effectiveness of the Company’s registration statement, the success of development programs, and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn Therapeutics in general, see the risk disclosures in the Company’s filings with the SEC. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

Investor Relations:

Monique Kosse, Managing Director

Gilmartin Group

Investors@TurnTherapeutics.com

Media Contact:

media@TurnTherapeutics.com